UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

BELIVE HOLDINGS

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

26A Ann Siang Road #03-00 Singapore 069706	Not Applicable
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Ordinary shares, par value US$0.0005 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instructions A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-280739

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the ordinary shares, par value $0.0005 per share (the “Ordinary Shares”) of BeLive Holdings (the “Registrant”). The description of the Ordinary Shares is set forth under the caption “Description of Share Capital” in the prospectus forming part of the Registration Statement on Form F-1 (File No. 333-280739) initially filed with the Securities and Exchange Commission on July 10, 2024, as subsequently amended by any amendment to such registration statement and by any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, (the “Registration Statement”) to which this Form 8-A relates is incorporated herein by reference.

Item 2. Exhibits.

No exhibits are required to be filed as the securities being registered hereby are being registered on an exchange on which no other securities of the Registrant are registered, and the securities being registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 24, 2025	BELIVE HOLDINGS

	By:	/s/ Kenneth Teck Chuan Tan
Kenneth Teck Chuan Tan
Chief Executive Officer